Exhibit 5.1

September 24, 2024

Board of Directors

3017 Bolling Way NE, Floor 2,

Atlanta, Georgia, 30305, USA

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to T Stamp Inc. (the “Company”) with respect to the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed to register the resale from time to time by a certain selling stockholder of the Company, as detailed in the Registration Statement (the “Selling Stockholder”) of up to 12,411,858 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) issuable upon the exercise of certain issued and outstanding warrants held by the Selling Stockholder to purchase shares of the Company’s Class A Common Stock at an exercise price of $0.3223 per share, subject to adjustment (the “Warrants”). We refer to the 12,411,858 shares of Class A Common Stock issuable upon the exercise of the Warrants herein as “Warrant Shares” (and each individually, a “Warrant Share”). This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement, including the base prospectus that is part of the Registration Statement (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplement (each, a “Prospectus Supplement”).

In connection with the opinion contained herein, we have examined the Registration Statement, the Prospectus, the Third Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the resolutions of the Company’s Board of Directors and stockholders, as well as all other documents necessary in our estimation to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, we are of the opinion that, with respect to any shares of Class A Common Stock to be offered by Selling Stockholder pursuant to the Registration Statement (the “Offered Common Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters, (v) when the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Third Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) when certificates in the form required under the Delaware General Corporation Law (the “DGCL”) representing the Offered Common Stock are duly executed, countersigned, registered and delivered, or, if issued in book entry form, an appropriate account statement evidencing shares of Class A Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Class A Common Stock has been issued by said transfer agent upon payment of the agreed upon consideration therefor, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Class A Common Stock.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Common Stock offered thereby and such Offered Common Stock will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; and (ii) a definitive purchase, underwriting or similar agreement with respect to such Offered Common Stock (if applicable) will have been duly authorized, executed and delivered by the Company and/or Selling Stockholder, as applicable, and the other parties thereto; (iii) the Offered Common Stock will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Offered Common Stock may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Class A Common Stock as is necessary to provide for the issuance of the shares of Class A Common Stock issuable upon the exercise of the Warrants to be sold by the Selling Stockholder pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement; and (iv) upon the issue of any Warrant Shares to the Selling Stockholder that are exercised for cash, the Company will receive consideration for the full exercise price thereof which shall be equal to $0.3223 per Warrant Share (subject to adjustment).

The opinions set forth above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement, Prospectus, any future Prospectus Supplement, or any portion thereof. No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs (1) through (3) above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours Truly,

/s/ CrowdCheck Law, LLP

AS/GHA